Exhibit 99.2 2Q18 Quarterly Supplement July 13, 2018 © 2018 Wells Fargo & Company. All rights reserved.

Table of contents 2Q18 Results Appendix 2Q18 Highlights Page 2 Real estate 1-4 family mortgage portfolio 25 Update on customer remediation for previously Consumer credit card portfolio 26 disclosed matters 3 Auto portfolios 27 Balance Sheet and credit overview (linked quarter) 4 Student lending portfolio 28 Income Statement overview (linked quarter) 5 Trading-related net interest income & noninterest income 29 Loans 6 Noninterest expense analysis (reference for slides 14-15) 30 Commercial loan trends 7 Consumer loan trends 8 Common Equity Tier 1 (Fully Phased-In) 31 Average deposit trends and costs 9 Return on average tangible common equity Period-end deposit trends 10 (ROTCE) 32 Net interest income 11 Forward-looking statements and Noninterest income 12 additional information 33 Noninterest expense and efficiency ratio 13 Noninterest expense – linked quarter 14 Noninterest expense – year over year 15 Community Banking 16 Community Banking metrics 17-18 Wholesale Banking 19 Wealth and Investment Management 20 Credit quality 21 Capital 22 2Q18 Summary 23 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 2Q18 Supplement 1

2Q18 Highlights



Wells Fargo Net Income
($ in millions, except EPS)
5,856
4,542
6,151
5,136
5,186
$1.08
$0.83
$1.16
$0.96
$0.98
2Q17
3Q17
4Q17
1Q18
2Q18
Diluted earnings per common share

- Earnings of $5.2 billion included:
  - $481 million net discrete income tax expense
  - $619 million of operating losses primarily related to non-litigation expense for previously disclosed matters
  - $479 million gain on the sales of $1.3 billion of Pick-a-Pay PCI mortgage loans
  - $214 million other-than-temporary impairment (OTTI) on the announced sale of Wells Fargo Asset Management's (WFAM) 65% ownership stake in The Rock Creek Group, LP (RockCreek)
  - $150 million reserve release (1)
- Diluted earnings per common share of $0.98 included net discrete income tax expense of $0.10 per share
- Revenue down 3% year-over-year (YoY) and 2% linked quarter (LQ)
- Average loans down 1% YoY and LQ, and average deposits down 2% YoY and LQ
- Credit quality
  - Net charge-offs of 26 bps of average loans (annualized), down 1 bp YoY and 6 bps LQ
  - Nonperforming assets down 19% YoY and 4% LQ
- Capital position and return
  - Common Equity Tier 1 ratio (fully phased-in) of 12.0% at 6/30/18 (2) well above our internal target of 10%
  - Returned $4.0 billion to shareholders through common stock dividends and net share repurchases in 2Q18
  - Received a non-objection to 2018 Capital Plan submission from the Federal Reserve

(1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
(2) 2Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio.

Wells Fargo 2Q18 Supplement 2

Update on customer remediation for previously disclosed matters Foreign Exchange (FX) Business . The FX business is under new leadership and has substantially completed an assessment, with the assistance of a third party, of its policies, practices and procedures. The business is currently in the process of revising and implementing new policies, practices and procedures, including those relating to pricing. In 2Q18 we accrued $171 million in customer remediation and rebate costs: - We have been conducting an ongoing review related to certain of Wells Fargo’s historical FX pricing practices. $31 million was accrued in the second quarter to remediate customers that may have received pricing inconsistent with commitments made to those customers - In addition, as part of our efforts to make things right and rebuild trust, we have examined rates historically charged to FX customers over a seven-year period, and set aside $140 million in the second quarter to rebate customers where historic pricing, while consistent with contracts entered into with those customers, does not conform to our recently implemented standards and pricing Certain Fiduciary and Custody Account Fee Calculations in Wealth and Investment Management (WIM) . The Company has determined that there have been instances of incorrect fees being applied to certain assets and accounts, resulting in both overcharges and undercharges to customers. In 2Q18 we accrued $114 million to refund customers that may have been overcharged at any time during the past seven years. The third party review of customer accounts is ongoing to determine the extent of any additional necessary remediation, including with respect to additional accounts not yet reviewed Additional 2Q18 Accruals and Other Updates . In 2Q18 the Company also accrued additional amounts for remediation related to: (i) past practices in our automobile lending business, including insurance related products, and (ii) mortgage interest rate lock extensions. We believe remediation for the mortgage interest rate lock matter is now substantially complete . In June 2018 the Company received final approval on the class-action lawsuit settlement concerning improper retail sales practices (Jabbari v. Wells Fargo Bank, N.A.); the claims filing period for the settlement closed on July 7 Wells Fargo 2Q18 Supplement 3

Balance Sheet and credit overview (linked quarter) Loans . Down $3.0 billion on lower auto, legacy consumer real estate and commercial real estate loans - Commercial loans down $291 million LQ as growth in commercial & industrial loans was more than offset by declines in commercial real estate loans - Consumer loans down $2.8 billion as growth in nonconforming mortgage loans and credit card loans was more than offset by declines in auto and legacy consumer real estate loans due to run-off, sales and credit discipline Cash and short-term . Down $32.3 billion reflecting lower deposit balances investments Debt and equity . Trading assets up $2.6 billion on higher debt securities held for trading . securities Debt securities (AFS and HTM) down $3.2 billion as ~$14.4 billion of gross purchases, primarily agency mortgage-backed securities (MBS) in the available for sale portfolio, were more than offset by run-off and sales Deposits . Down $34.8 billion driven by seasonality, commercial and Wealth and Investment Management (WIM) customers allocating more cash to alternative higher-rate liquid investments, and a $9.7 billion decline in financial institution deposits which included $3.9 billion in actions taken in response to the asset cap Short-term borrowings . Up $7.3 billion reflecting higher trading-related funding Long-term debt . Down $8.0 billion as $5.0 billion in Federal Home Loan Bank (FHLB) issuances was less than maturities Total stockholders’ . Up $236 million to $205.2 billion in 2Q18 as higher retained earnings were largely equity offset by a $540 million decline in other comprehensive income (OCI) resulting primarily from higher interest rates . Common shares outstanding down 24.8 million shares on net share repurchases of $2.1 billion Credit . Net charge-offs of $602 million, or 26 bps of average loans (annualized) . Nonperforming assets of $8.0 billion, down $305 million driven by lower consumer real estate nonaccruals . $150 million reserve release reflected strong overall credit portfolio performance, as well as lower loan balances Period-end balances. All comparisons are 2Q18 compared with 1Q18. Wells Fargo 2Q18 Supplement 4

Income Statement overview (linked quarter) Total revenue . Revenue of $21.6 billion, down $381 million Net interest income . NII up $303 million driven by $120 million less negative impact from hedge ineffectiveness accounting(1), the net benefit of rate and spread movements, and one additional day in the quarter; NIM increased 9 bps to 2.93% Noninterest income . Noninterest income down $684 million - Card fees up $93 million reflecting higher credit and debit card purchase volumes - Mortgage banking down $164 million on $102 million lower gains on mortgage origination activity driven by a lower production margin reflecting pricing competition, and $62 million lower mortgage servicing income on higher loan prepayments - Market sensitive revenue (2) down $500 million driven by $488 million lower net gains from equity securities on lower unrealized gains and a $214 million impairment on the announced sale of WFAM’s majority stake in RockCreek - Other income down $117 million on lower gains on the sale of Pick-a-Pay PCI loans Noncontrolling interest . Minority interest down $68 million reflecting lower equity gains from venture capital (reduces net income) businesses Noninterest expense . Noninterest expense down $1.1 billion - Personnel expense down $377 million from a seasonally high 1Q18 - Other expense up $191 million and included $94 million higher charitable donations expense, $89 million higher contract services on project spend, and $74 million higher advertising expense associated with our “Re-established” marketing campaign - Outside professional services up $60 million from a typically low 1Q - Operating losses down $849 million on lower litigation accruals; $619 million of operating losses in 2Q18 primarily related to non-litigation expense for previously disclosed matters Income tax expense . 25.9% effective income tax rate included net discrete income tax expense of $481 million mostly related to state income taxes driven by the recent U.S. Supreme Court decision in South Dakota v. Wayfair, as well as true-ups of certain state income tax accruals . Currently expect the effective income tax rate for the remainder of 2018 to be ~19%, excluding the impact of any future discrete items All comparisons are 2Q18 compared with 1Q18. (1) Total hedge ineffectiveness accounting of $(123) million in the quarter included $(28) million in net interest income and $(95) million in other income. In 1Q18 total hedge ineffectiveness accounting was $(87) million and included $(148) million in net interest income and $61 million in other income. (2) Consists of net gains from trading activities, debt securities and equity securities. Wells Fargo 2Q18 Supplement 5

Loans

Average Loans Outstanding
($ in billions)



956.9
952.3
951.8
951.0
944.1
4.36%
4.41%
4.35%
4.50%
4.64%
2Q17
3Q17
4Q17
1Q18
2Q18
Total average loan yield

Period-end Loans Outstanding
($ in billions)



957.4
951.9
956.8
947.3
944.3
2Q17
3Q17
4Q17
1Q18
2Q18

Average

- Total average loans of $944.1 billion, down $12.8 billion, or 1%, YoY and down $6.9 billion, or 1%, LQ
  - Commercial loans down $310 million LQ as growth in commercial & industrial loans was more than offset by lower commercial real estate loans
  - Consumer loans down $6.6 billion LQ as growth in nonconforming first mortgage loans was more than offset by declines in auto and legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgage loans due to run-off, sales and credit discipline
- Total average loan yield of 4.64%, up 14 bps LQ reflecting the repricing impacts of higher interest rates

Period-end

- Total period-end loans decreased $13.1 billion YoY driven by declines in auto and legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgages, as well as lower commercial real estate loans
- Total period-end loans down $3.0 billion LQ on lower consumer loans and lower commercial real estate loans
  - Please see pages 7 and 8 for additional information

Wells Fargo 2Q18 Supplement 6

Commercial loan trends Commercial loans down $2.8 billion YoY and $291 million LQ: ($ in billions, Period-end balances) Commercial and industrial (C&I) loans up $1.9 billion LQ 350 Commercial and Industrial 340 On growth of… …partially offset by declines of: . $3.9 billion in Asset Backed Finance . $1.0 billion in Financial 330 reflecting strength in corporate Institutions largely reflecting 320 businesses seasonal declines 310 . $261 million in Middle Market Banking . $319 million in Government & 300 . $238 million in Commercial Capital as Institutional Banking . 290 growth in Capital Finance was $224 million in Commercial Real 280 partially offset by seasonality in Estate credit facilities to REITs 270 Commercial Distribution Finance and non-depository financial 260 institutions 250 2Q17 1Q18 2Q18 Commercial Real Estate 160 Commercial real estate loans down $2.5 billion LQ reflecting continued credit discipline 150 . CRE construction down $945 million due to lower originations and funding on 140 new and existing loans . CRE mortgage down $1.6 billion due to lower originations reflecting continued 130 credit discipline in a competitive, highly liquid financing market, as well as ongoing paydowns/payoffs on existing and acquired loans 120 110 100 2Q17 1Q18 2Q18 Wells Fargo 2Q18 Supplement 7

Consumer loan trends

Consumer loans down $10.4 billion YoY and $2.8 billion LQ:

($ in billions, Period-end balances)

Consumer Real Estate 1-4 Family First & Junior Lien Mortgage


300
250
200
150
100
50
0
2Q17
1Q18
2Q18
1-4 Family First
Junior Lien

- First mortgage loans up $6.4 billion YoY and $343 million LQ:
  - Nonconforming loan growth of $6.3 billion LQ; excludes $507 million of originations designated as held for sale in anticipation of the future issuance of RMBS securities
  - Partially offset by a $2.3 billion LQ decline in Pick-a-Pay mortgage loans which included $1.3 billion of PCI loan sales
- Junior lien mortgage loans down $6.2 billion YoY and down $1.4 billion LQ as continued paydowns more than offset new originations

Credit Card


40
36
32
28
24
20
2Q17
1Q18
2Q18

- Credit card up $1.4 billion YoY reflecting purchase volume growth and up $581 million LQ on seasonality

Automobile


65
60
55
50
45
40
35
30
2Q17
1Q18
2Q18

- Auto down $10.3 billion YoY as tighter credit underwriting standards slowed originations, and down $1.9 billion LQ as stable originations were more than offset by paydowns
- Currently expect loan balances to begin growing by mid-2019

Other Revolving Credit and Installment


40
36
32
28
24
20
2Q17
1Q18
2Q18

- Other revolving credit and installment loans down $1.6 billion YoY and $376 million LQ on paydowns, and included $68 million of loans transferred to held for sale as a result of previously announced branch divestitures
  - Originations of personal loans and lines up 8% YoY

Wells Fargo 2Q18 Supplement 8

Average deposit trends and costs Average Deposits and Rates Average ($ in billions) . Average deposits of $1.3 trillion, down $29.9 billion YoY, or 2%, and down $25.9 billion, or 2%, 1,301.2 1,297.2 1,271.3 LQ largely driven by lower commercial deposits including a $13.5 billion decline from actions 366.3 358.9 360.7 taken in response to the asset cap - Noninterest-bearing deposits down $5.6 billion YoY, or 2%, and up $1.8 billion, or 1%, LQ - Interest-bearing deposits down $24.3 billion YoY, or 3%, and down $27.7 billion, or 3%, LQ 934.9 938.3 910.6 . Average consumer and small business banking deposits (1) of $754.0 billion, down $6.1 billion, 0.40% or 1%, YoY and down $1.4 billion LQ as higher 0.34% Community Banking deposits were more than 0.21% offset by lower Wealth & Investment Management (WIM) deposits as customers allocated more cash 2Q17 1Q18 2Q18 to alternative higher-rate liquid investments . Average deposit cost of 40 bps, up 6 bps LQ and Noninterest-bearing deposits 19 bps YoY, driven by increases in commercial Interest-bearing deposits and Wealth and Investment Management (WIM) Average deposit cost deposit rates - Deposit betas continue to outperform expectations (1) Total deposits excluding mortgage escrow and wholesale deposits. Wells Fargo 2Q18 Supplement 9

Period-end deposit trends

Period-end Deposits
($ in billions)



1,305.8
1,303.7
1,268.9
463.9
433.6
410.0
55.8
72.8
79.0
26.9
22.8
25.6
759.2
774.5
754.3
2Q17
1Q18
2Q18
Wholesale Banking
Corporate Treasury including brokered CDs
Mortgage Escrow
Consumer and Small Business Banking Deposits (1)

Period-end

- Period-end deposits of $1.3 trillion, down $36.9 billion, or 3%, YoY
- Period-end deposits down $34.8 billion, or 3%, LQ
  - Wholesale Banking deposits down $23.6 billion and included:
    - $9.7 billion decline in financial institution deposits which included $3.9 billion in actions taken in response to the asset cap
    - Seasonally lower balances
    - Commercial customers allocated more cash to alternative higher-rate liquid investments
  - Corporate Treasury deposits including brokered CDs, up $6.2 billion, or 9%, LQ
  - Mortgage escrow deposits up $2.8 billion, or 12%, LQ on higher mortgage payoffs and seasonality of tax payments
  - Consumer and small business banking deposits [1] of $754.3 billion, down $20.2 billion, or 3%, LQ and included:
    - Lower consumer balances driven by seasonality as well as WIM customers allocating more cash to alternative higher-rate liquid investments

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 2Q18 Supplement 10

Net interest income



Net Interest Income
($ in millions)
12,471
12,449
12,313
12,238
12,541
2.90%
2.86%
2.84%
2.84%
2.93%
2Q17
3Q17
4Q17
1Q18
2Q18
Net Interest Margin (NIM)

- Net interest income increased $70 million, or 1%, YoY, and $303 million, or 2%, LQ; linked quarter increase included:
  - $120 million less negative impact from hedge ineffectiveness accounting (1)
  - ~$105 million from balance sheet mix, repricing and variable income, largely driven by the net impact of rates and spreads
  - ~$80 million from one additional day in the quarter
- Average earning assets down $25.3 billion LQ:
  - Short-term investments/fed funds sold down $15.6 billion
  - Loans down $6.9 billion
  - Equity securities down $2.4 billion
  - Debt securities down $1.8 billion
  - Other earning assets down $0.5 billion
  - Mortgage loans held for sale up $0.4 billion
  - Loans held for sale up $1.5 billion
- NIM of 2.93% was up 9 bps LQ driven by a reduction in the proportion of lower yielding assets, a less negative impact from hedge ineffectiveness accounting, and the net benefit of rate and spread movements

(1) Total hedge ineffectiveness accounting of $(123) million in the quarter included $(28) million in net interest income and $(95) million in other income. In 1Q18 total hedge ineffectiveness accounting was $(87) million and included $(148) million in net interest income and $61 million in other income.

Wells Fargo 2Q18 Supplement 11

Noninterest income

($ in millions)		2Q18	vs 1Q18		vs 2Q17
Noninterest income					
Service charges on deposit accounts	$	1,163	(1)	%	(9)
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,354	(2)		1
Trust and investment management		835	(2)		-
Investment banking		486	13		5
Card fees		1,001	10		(2)
Other fees		846	6		(6)
Mortgage banking		770	(18)		(33)
Insurance		102	(11)		(64)
Net gains from trading activities		191	(21)		26
Net gains on debt securities		41	n.m.		(66)
Net gains from equity securities		295	(62)		8
Lease income		443	(3)		(10)
Other		485	(19)		3
Total noninterest income	**$**	**9,012**	**(7)**	**%**	**(8)**


9,764
9,400
9,737
9,696
9,012
2Q17
3Q17
4Q17
1Q18
2Q18

- Deposit service charges down $10 million LQ on lower consumer monthly service fees reflecting continuing efforts to help customers minimize monthly fees and overdraft fees
  - Consumer was 54% and commercial was 46% of total deposit service charges
  - Earnings credit rate (ECR) offset for commercial customers was stable LQ, but resulted in a $25 million decline YoY
- Card fees up $93 million on higher credit and debit card purchase volumes
- Other fees up $46 million and included higher commercial real estate brokerage commissions
- Mortgage banking down $164 million
  - Servicing income down $62 million driven by higher loan prepayments
  - Net gains on mortgage loan originations down $102 million as higher volume was more than offset by a lower production margin reflecting increased pricing competition
- Trading gains down $52 million and included lower customer trading activity in equity products *(Please see page 29 for additional information)*
- Gains on debt securities up $40 million
- Gains from equity securities down $488 million on lower unrealized gains and a $214 million impairment related to the announced sale of WFAM's majority stake in RockCreek
- Other income down $117 million and included a $479 million gain on the sales of Pick-a-Pay PCI loans, compared with a $643 million gain in 1Q18

Wells Fargo 2Q18 Supplement

12

Noninterest expense and efficiency ratio [1]

($ in millions)	2Q18	vs 1Q18	vs 2Q17
Noninterest expense			
Salaries	$ 4,465	2 %	3
Commission and incentive compensation	2,642	(5)	6
Employee benefits	1,245	(22)	(5)
Equipment	550	(11)	4
Net occupancy	722	1	2
Core deposit and other intangibles	265	-	(8)
FDIC and other deposit assessments	297	(8)	(9)
Outside professional services [2]	881	7	(14)
Operating losses [2]	619	(58)	77
Other [2]	2,296	9	6
Total noninterest expense	**$ 13,982**	**(7) %**	**3**



13,541
14,351
16,800
15,042
13,982
60.9%
65.7%
76.2%
68.6%
64.9%
2Q17
3Q17
4Q17
1Q18
2Q18
Efficiency Ratio

- Noninterest expense down $1.1 billion LQ on lower operating losses, and lower personnel expense from a seasonally high 1Q
  - Personnel expense down $377 million
    - Salaries up $102 million reflecting full quarter impact from salary and minimum pay increases, and $21 million higher severance expense
    - Commission and incentive compensation down $126 million from a seasonally high 1Q, partially offset by higher revenue-based incentive compensation in Wells Fargo Securities (WFS) and Home Lending
    - Employee benefits expense down $353 million from a seasonally high 1Q, but included $49 million higher deferred compensation expense
  - Equipment expense down $67 million from a typically high 1Q
  - Outside professional services [2] up $60 million from typically low 1Q levels on higher legal expense
  - Operating losses [2] down $849 million on lower litigation accruals; $619 million of operating losses in 2Q18 primarily related to non-litigation expense for previously disclosed matters
  - Other expense [2] up $191 million and included $94 million higher charitable donations expense, $89 million higher contract services expense on higher project spend, and $74 million higher advertising expense
- 2Q18 efficiency ratio of 64.9%

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.
(2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.

Wells Fargo 2Q18 Supplement 13

Noninterest expense – linked quarter ($ in millions) $16,000 $15,042 $151 $15,000 $59 ($447) Revenue- Third Party related: Services: $58 $13,982 $14,000 Compensation Higher Primarily & Benefits: compensation higher ($819) “Running the ($62) Seasonally in WFS and contract Business” – Infrastructure: “Running the lower personnel Home Lending services Discretionary: Lower Business” – expense, expense from Higher equipment $13,000 Non partially offset typically low advertising and expense from Discretionary: by higher 1Q and promotion typically high 1Q Includes $849 salaries higher legal expense million of lower expense, expense $12,000 deferred operating losses compensation on lower expense and litigation severance accruals $11,000 expense $10,000 $9,000 $8,000 1Q18 2Q18 For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 30 for additional information. Wells Fargo 2Q18 Supplement 14

Noninterest expense – year over year


($ in millions)
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
+$441 million, or 3%, YoY on higher operating losses and personnel expense
$13,541
2Q17
$265
Compensation & Benefits: Higher salaries expense including higher severance, partially offset by the impact of the sale of Wells Fargo Insurance Services (WFIS)
($86)
Revenue-related: Lower commissions and incentive compensation
($100)
Third Party Services: Lower professional services expense, partially offset by higher contract services
$278
"Running the Business" – Non Discretionary: Includes $269 million higher operating losses primarily related to non-litigation expense for previously disclosed matters
$50
"Running the Business" – Discretionary: Higher advertising and promotion expense
$34
Infrastructure: Higher equipment and occupancy expenses
$13,982
2Q18

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 30 for additional information.

Wells Fargo 2Q18 Supplement 15

Community Banking

($ in millions)		2Q18	vs 1Q18		vs 2Q17
Net interest income	$	7,346	2	%	3
Noninterest income		4,460	(4)		(8)
Provision for credit losses		484	n.m.		(22)
Noninterest expense		7,290	(16)		-
Income tax expense		1,413	75		13
Segment net income	**$**	**2,496**	**30**	**%**	**(10)**
($ in billions)					
Avg loans, net	$	463.8	(1)		(2)
Avg deposits		760.6	2		5

	2Q18	1Q18	2Q17
Key Metrics:			
Total Retail Banking branches	5,751	5,805	5,977

($ in billions)		2Q18		vs 1Q18		vs 2Q17
Auto Originations	$	4.4		-	%	(3)
Home Lending						
Applications	$	67		16	%	(19)
Application pipeline		26		8		(24)
Originations		50		16		(11)
Residential HFS production margin (1)		0.77	%	(17)	bps	(47)

- Net income of $2.5 billion, down 10% YoY on lower noninterest income and higher income tax expense; up 30% LQ on lower operating losses

Key metrics

- See pages 17 and 18 for additional information
- 5,751 retail bank branches reflect 56 branch consolidations in 2Q18
  - In 2Q18, announced the divestiture of 52 branches which is expected to close in 4Q18, pending regulatory approval
- Consumer auto originations of $4.4 billion, stable LQ, and down 3% YoY reflecting continued credit underwriting discipline
- Mortgage originations of $50 billion (held-for-sale = $37 billion and held-for-investment = $13 billion) up 16% LQ on seasonality and down 11% YoY
  - 78% of originations were for purchases, compared with 65% in 1Q18 and 75% in 2Q17
  - Correspondent channel was 56% of total originations vs. 63% in 1Q18 and 55% in 2Q17
    - Correspondent channel has lower production margins than retail originations
  - 0.77% residential held for sale production margin (1) down 17 bps LQ reflecting increased pricing competition

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 2Q18 Supplement 16

Community Banking metrics

Branch and Digital Activity (in millions, unless otherwise noted)	2Q18	1Q18	4Q17	3Q17	2Q17	vs. 1Q18	vs. 2Q17
Teller and ATM Transactions (1)	351.4	343.3	356.4	365.9	371.2	2%	-5%
Digital (Online and Mobile) Secure Sessions (2)	1,675.0	1,576.5	1,547.3	1,514.5	1,436.2	6%	17%

- Teller and ATM transactions (1) of 351.4 million in 2Q18 up 2% LQ on seasonality and down 5% YoY reflecting continued customer migration to virtual channels
- Total digital secure sessions (2) of 1,675.0 million, up 6% LQ and up 17% YoY reflecting increased usage and continued increases in digital adoption

Customers and Active Accounts (in millions, unless otherwise noted)	2Q18	1Q18	4Q17	3Q17	2Q17	vs. 1Q18	vs. 2Q17
Digital (Online and Mobile) Active Customers (2)	28.9	28.8	28.1	27.8	27.9	0%	4%
Primary Consumer Checking Customers (2) (3)	23.9	23.7	23.6	23.6	23.6	1.1%	1.2%
Consumer General Purpose Credit Card Active Accounts (4)(5)	7.8	7.7	7.9	7.8	7.7	2%	1%

- Digital (online and mobile) active customers (2) of 28.9 million, increased slightly LQ and up 4% YoY
  - Mobile active customers surpassed 22 million, up 1% LQ and 8% YoY
    - Mobile active customers continue to exceed desktop active customers
- Primary consumer checking customers (2) (3) of 23.9 million, up 1.1% LQ and 1.2% YoY
- Consumer general purpose credit card active accounts (4) (5) of 7.8 million, up 2% LQ and 1% YoY

(1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 2Q18 data as of May 2018 compared with May 2017.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q18 Supplement 17

Community Banking metrics

Balances and Activity (in millions, unless otherwise noted)		2Q18	1Q18	4Q17	3Q17	2Q17	vs. 1Q18	vs. 2Q17
Deposits (*$ in billions*)								
Consumer and Small Business Banking Deposits (Average)	$	754.0	755.5	757.5	755.1	760.1	0%	-1%
Debit Cards (1)								
POS Transactions		2,222	2,071	2,120	2,093	2,101	7%	6%
POS Purchase Volume *(billions)*	$	87.5	81.9	83.2	80.0	80.6	7%	9%
Consumer General Purpose Credit Cards (2) ***($ in billions)***								
POS Purchase Volume	$	19.2	17.4	19.1	18.2	17.9	10%	7%
Outstandings (Average)		28.5	28.8	28.6	27.8	27.1	-1%	5%

- Average consumer and small business banking deposit balances relatively stable LQ and down 1% YoY as growth in Community Banking deposits was offset by lower WIM deposits as customers allocated more cash to alternative higher-rate liquid investments
- Debit cards (1) and consumer general purpose credit cards (2):
  - Point-of-sale (POS) debit card transactions up 7% LQ on seasonality and up 6% YoY on stronger usage per account
  - POS debit card purchase volume up 7% LQ due to seasonality and up 9% YoY on an increase in transaction volume and a higher average transaction amount
  - POS consumer general purpose credit card purchase volume up 10% LQ on seasonality and up 7% YoY on higher POS volume and active account growth
  - Consumer general purpose credit card average balances of $28.5 billion, down 1% LQ and up 5% YoY on higher transaction volume

Customer Experience Survey Scores with Branch *(period-end)*	2Q18	1Q18	4Q17	3Q17	2Q17	vs. 1Q18	vs. 2Q17
Customer Loyalty	56.7%	59.2%	58.2%	57.2%	58.8%	(248) bps	(202)
Overall Satisfaction with Most Recent Visit	76.6%	78.2%	78.0%	77.5%	77.8%	(156)	(113)

- More than 362,000 branch customer experience surveys completed during second quarter 2018, with both 'Loyalty' scores and 'Overall Satisfaction with Most Recent Visit' scores down due to several factors, including recent events and a risk-based policy change affecting individuals making cash deposits into an account on which they are not a signer

(1) Combined consumer and business debit card activity.
(2) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q18 Supplement 18

Wholesale Banking

($ in millions)		2Q18	vs 1Q18		vs 2Q17
Net interest income	$	4,693	4	%	(2)
Noninterest income		2,504	(9)		(6)
Provision for credit losses		(36)	80		(45)
Noninterest expense		4,219	6		5
Income tax expense		379	(15)		(51)
Segment net income	**$**	**2,635**	**(8)**	**%**	**(4)**
($ in billions)					
Avg loans, net	$	464.7	-		-
Avg deposits		414.0	(7)		(10)

($ in billions)		2Q18		vs 1Q18		vs 2Q17
Key Metrics:						
Commercial card spend volume [1]	$	8.2		2	%	7
U.S. investment banking market share [2]		3.3	%			

- Net income of $2.6 billion, down 4% YoY and down 8% LQ reflecting higher operating losses
- Net interest income up 4% LQ related to the impact of higher rates, partially offset by a lower spread on WFS trading assets and lower average deposit balances
- Noninterest income down 9% LQ reflecting the 1Q18 gain on the sale of Wells Fargo Shareowner Services, as well as lower trading results, which were partially offset by higher Investment Banking results on increased advisory, loan syndications and equity origination fees, and higher commercial real estate brokerage commissions
- Provision for credit losses decreased $16 million LQ to a $36 million net recovery driven by a higher reserve release and lower losses
- Noninterest expense up 6% LQ and included $171 million of operating losses related to our foreign exchange business, and higher regulatory, risk and technology expenses, partially offset by seasonally lower personnel expense

Treasury Management

- Treasury management revenue up modestly YoY reflecting new product sales
- Commercial card spend volume [1] of $8.2 billion, up 7% YoY on customer growth and an increase in transaction volumes, and up 2% LQ

Investment Banking

- YTD U.S. investment banking market share of 3.3% [2] vs. YTD 2017 of 3.6% [2] and full year 2017 of 3.6% [2]

(1) Includes commercial card volume for the entire company.
(2) Year to date (YTD) through June. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 2Q18 Supplement 19

Wealth and Investment Management

($ in millions)		2Q18	vs 1Q18		vs 2Q17
Net interest income	$	1,111	-	%	(5)
Noninterest income		2,840	(9)		(7)
Provision for credit losses		(2)	(67)		n.m.
Noninterest expense		3,361	2		9
Income tax expense		147	(38)		(66)
Segment net income	**$**	**445**	**(38)**	**%**	**(37)**
($ in billions)					
Avg loans, net	$	74.7	1		4
Avg deposits		167.1	(6)		(12)

($ in billions, except where noted)		2Q18	vs 1Q18		vs 2Q17
Key Metrics:					
WIM Client assets [1] *($ in trillions)*	$	1.9	-	%	3
Retail Brokerage					
Financial advisors		14,226	(1)		(2)
Advisory assets	$	543	-		8
Client assets *($ in trillions)*		1.6	-		3
Wealth Management					
Client assets		238	(2)		1
Wells Fargo Asset Management					
Total AUM [2]		494	(1)		2
Wells Fargo Funds AUM		200	-		4
Retirement					
IRA assets		403	-		3
Institutional Retirement Plan assets		389	1		4

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $445 million, down 37% YoY and 38% LQ reflecting higher impairment and operating losses
- Net interest income flat LQ and down 5% YoY driven by lower average deposit balances reflecting movement into alternative higher-rate liquid investments and seasonality impact
- Noninterest income down 9% LQ largely driven by a $214 million impairment on the announced sale of WFAM's ownership stake in RockCreek, as well as lower retail brokerage transaction revenue and lower asset-based fees
- Noninterest expense up 2% LQ and included $114 million of operating losses related to fee calculations within certain fiduciary and custody accounts, as well as higher regulatory, risk and technology expenses, partially offset by seasonally lower personnel expense and lower broker commissions

WIM Segment Highlights
- WIM total client assets of $1.9 trillion, up 3% YoY driven by higher market valuations
- 2Q18 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were flat LQ and down 5% YoY

Retail Brokerage
- Advisory assets of $543 billion, up 8% YoY primarily driven by higher market valuations

Wells Fargo Asset Management
- Total AUM [2] of $494 billion, up 2% YoY, driven by higher market valuations and positive money market net inflows, partially offset by equity and fixed income net outflows
- Wells Fargo Funds AUM of $200 billion, up 4% YoY

Wells Fargo 2Q18 Supplement 20

Credit quality . Provision Expense and Net Charge-offs Net charge-offs of $602 million, down $139 ($ in millions) million LQ . 751 $150 million reserve release reflected strong 717 717 741 655 651 credit portfolio performance, as well as lower 602 555 loan balances 452 . 0.26% net charge-off rate, down 6 bps LQ 191 - Commercial losses of 5 bps, down 1 bp LQ - Consumer losses of 49 bps, down 11 bps LQ 0.30% 0.31% 0.32% 0.27% 0.26% on lower loss rates and higher recovery rates, 2Q17 3Q17 4Q17 1Q18 2Q18 including seasonally lower automobile and Provision Expense Net Charge-offs Net Charge-off Rate credit card loan losses . NPAs decreased $305 million LQ - Nonaccrual loans decreased $233 million as a $282 million decline in consumer real estate Nonperforming Assets nonaccruals was partially offset by a $46 ($ in billions) million increase in commercial nonaccruals 9.8 9.3 - Foreclosed assets declined $72 million 8.7 8.3 0.8 0.7 8.0 . 0.7 Allowance for credit losses = $11.1 billion 0.6 0.5 - Allowance covered 4.6x annualized 2Q18 net charge-offs 9.0 8.6 8.0 7.7 7.5 2Q17 3Q17 4Q17 1Q18 2Q18 Nonaccrual loans Foreclosed assets Wells Fargo 2Q18 Supplement 21

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



11.6%
11.8%
12.0%
11.9%
12.0%
2Q17
3Q17
4Q17
1Q18
2Q18 Estimated

Capital Position

- Common Equity Tier 1 ratio (fully phased-in) of 12.0% at 6/30/18 (1) was well above the regulatory minimum and our internal target of 10%

Capital Return

- Received a non-objection to our 2018 Capital Plan submission from the Federal Reserve
- Period-end common shares outstanding down 24.8 million shares LQ
  - Settled 35.8 million common share repurchases
  - Issued 11.0 million common shares
- Entered into a $1 billion forward repurchase transaction which settled on July 13, 2018 for 18.8 million common shares
- Continued strong capital return to shareholders
  - Net payout ratio (2) of 83.8% in 2Q18
  - Returned $4.0 billion to shareholders in 2Q18, stable LQ and up 17% YoY
  - Net share repurchases stable LQ and up 39% YoY

Total Loss Absorbing Capacity (TLAC) Update

- As of 6/30/2018, we estimate that our eligible external TLAC as a percentage of total risk-weighted assets was 23.6% compared with an expected 1/1/2019 required minimum of 22.0%

(1) 2Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio.
(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Wells Fargo 2Q18 Supplement
22

2Q18 Summary . Net income of $5.2 billion - Diluted EPS of $0.98 . ROA = 1.10%; ROE = 10.60%; ROTCE (1) = 12.62% . Strong balance sheet with high levels of capital and liquidity - Common Equity Tier 1 ratio (fully phased-in) of 12.0% at 6/30/18 (2) - Liquid assets (3) of $542.2 billion, or 29% of total assets . High quality loan portfolio - Strong credit quality with net charge-offs of 0.26% of average loans (annualized) - Maintained our risk and pricing discipline . Returned $4.0 billion to shareholders through common stock dividends and net share repurchases, up 17% YoY - Net share repurchases of $2.1 billion, up 39% YoY . Received a non-objection to our 2018 Capital Plan submission from the Federal Reserve - Expect to increase 3Q18 common stock dividend to $0.43 per share from $0.39 per share, subject to approval by the Company’s Board of Directors - Plan includes up to $24.5 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from 3Q18-2Q19, up from 2017 Capital Plan which included up to $11.5 billion, of which $11.4 billion of actual gross common stock was repurchased from 3Q17-2Q18 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 32 for additional information, including a corresponding reconciliation to GAAP financial measures. (2) 2Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio. (3) Liquid assets includes total cash and short-term investments, securities of U.S. Treasury and federal agencies included in available-for-sale (AFS) and held-to-maturity (HTM) debt securities, and federal agency mortgage-backed securities included in AFS and HTM debt securities. Wells Fargo 2Q18 Supplement 23

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)		2Q18		1Q18
Real estate 1-4 family first mortgage loans:	$	283,001		282,658
Nonaccrual loans		3,829		4,053
as % of loans		1.35	%	1.43
Net charge-offs/(recoveries)	$	(23)		(18)
as % of average loans		(0.03)	%	(0.03)
Real estate 1-4 family junior lien mortgage loans:	$	36,542		37,920
Nonaccrual loans		1,029		1,087
as % of loans		2.82	%	2.87
Net charge-offs/(recoveries)	$	(13)		(8)
as % of average loans		(0.13)	%	(0.09)

- Pick-a-Pay PCI portfolio
  - Accretable yield balance of $5.5 billion, down $1.2 billion LQ driven by PCI loan sales, a change in expected cash flows due to higher estimated prepayments, and accretion, partially offset by a $32 million reclass from nonaccretable difference
    - Weighted average life of 5.2 years, down 0.3 years LQ reflecting higher level of estimated prepayments
    - 2Q18 accretable yield percentage of 11.47% expected to increase to ~12.02% in 3Q18 reflecting the increase in expected prepayments over the remaining life
  - Remaining nonaccretable difference of $178 million

- First lien mortgage loans up $343 million as growth in nonconforming mortgage loans was partially offset by paydowns and Pick-a-Pay PCI loan sales of $1.3 billion ($479 million gain)
  - Nonconforming mortgage loans increased $6.3 billion to $200.0 billion (1)
  - First lien home equity lines of $12.5 billion, down $447 million
- First lien credit performance
  - Nonaccrual loans down $224 million, or 6%, LQ
  - Net recovery of $23 million, up $5 million LQ
- Pick-a-Pay non-PCI portfolio
  - Loans of $12.2 billion, down 5% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $80 million, or 7%, LQ
  - Net recovery of $8 million, down $3 million LQ
- Junior lien mortgage loans down $1.4 billion, or 4%, LQ as paydowns more than offset new originations
  - Nonaccrual loans down $58 million LQ
  - Net recovery up $5 million LQ

(1) Nonconforming mortgages originated post February 2009.

Wells Fargo 2Q18 Supplement 25

Consumer credit card portfolio

($ in millions)		2Q18		1Q18
Credit card outstandings	$	36,684		36,103
Net charge-offs		323		332
as % of avg loans		3.61	%	3.69
30+ days past due	$	857		905
as % of loans		2.34	%	2.51

Key Metrics:

Purchase volume	$	21,239	19,106
POS transactions *(millions)*		310	286
New accounts [(1)] *(thousands)*		423	397
POS active accounts *(thousands)* [(2)]		8,597	8,481

- Credit card outstandings up 2% LQ from a seasonally low 1Q, and up 4% YoY reflecting purchase volume growth
  - General purpose credit card outstandings up 2% LQ and 6% YoY
  - Purchase dollar volume up 11% LQ from a seasonally low 1Q and up 6% YoY on higher transaction volume
  - New accounts [(1)] up 7% LQ due to seasonality and up 7% YoY reflecting increased digital channel acquisition
    - 43% of new accounts were originated through digital channels, up from 40% in 2Q17
- Net charge-offs down $9 million, or 8 bps, LQ on seasonality, and up $3 million YoY, but down 6 bps on portfolio growth
- 30+ days past due decreased $48 million, or 17 bps, LQ on seasonality, and increased $7 million YoY

(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 2Q18 Supplement 26

Auto portfolios Consumer Portfolio . ($ in millions) 2Q18 1Q18 Auto outstandings of $47.6 billion, down 4% LQ Indirect Consumer: and 18% YoY Auto outstandings $ 46,418 48,198 - 2Q18 originations of $4.4 billion, flat LQ, and Nonaccrual loans 117 115 down 3% YoY reflecting our tighter underwriting standards as % of loans 0.25% 0.24 . Net charge-offs $ 111 205 Nonaccrual loans increased $2 million LQ and $15 as % of avg loans 0.94% 1.66 million YoY . 30+ days past due $ 1,387 1,444 Net charge-offs down $95 million LQ largely as % of loans 2.99% 3.00 driven by improved severity and seasonality, and down $13 million YoY reflecting lower loan Direct Consumer: outstandings and lower early losses from higher Auto outstandings $ 1,214 1,356 quality new originations Nonaccrual loans 2 2 . 30+ days past due decreased $57 million LQ as % of loans 0.16% 0.15 largely driven by seasonality, and decreased $39 Net charge-offs $ 2 3 million YoY in line with industry trends as % of avg loans 0.53% 1.02 30+ days past due $ 12 12 Commercial Portfolio as % of loans 0.99% 0.88 . Loans of $10.9 billion, down 1% LQ on lower Commercial: dealer floor plan, and down 5% YoY Auto outstandings $ 10,891 11,043 Nonaccrual loans 21 1 as % of loans 0.19% 0.01 Net charge-offs $ 1 1 as % of avg loans 0.02% 0.05 Wells Fargo 2Q18 Supplement 27

Student lending portfolio . $11.5 billion private loan outstandings down 3% LQ and 5% YoY on higher paydowns/payoffs ($ in millions) 2Q18 1Q18 Private outstandings $ 11,534 11,879 - Average FICO of 763 and 83% of the total Net charge-offs 34 27 outstandings have been co-signed as % of avg loans 1.15% 0.90 - Originations up 7% YoY 30+ days past due $ 152 184 . Net charge-offs increased $7 million LQ as % of loans 1.32% 1.55 due to seasonality of repayments and decreased $2 million YoY . 30+ days past due decreased $32 million LQ and $26 million YoY on lower loan balances Wells Fargo 2Q18 Supplement 28

Trading-related net interest income and noninterest income ($ in millions) 2Q18 1Q18 2Q17 Linked Quarter Change Year-over-year Change Trading-related revenue Net interest income $ 688 652 593 $ 36 6% $ 95 16 % Net gains/(losses) on trading activities 191 243 151 (52) (21) 40 26 Trading-related revenue $ 879 895 744 $ (16) (2) % $ 135 18% . Trading-related revenue of $879 million was down $16 million, or 2%, from 1Q18: - Net interest income increased $36 million, or 6%, reflecting higher yields stemming from higher interest rates - Net gains/(losses) on trading activities decreased $52 million on lower equity trading results from a strong 1Q18 that reflected strong customer activity and higher volatility, as well as lower spreads in asset backed and credit products . Trading-related revenue was up $135 million, or 18%, YoY: – Net interest income up 16% on an $11 billion increase in average trading assets and higher yields – Net gains/(losses) on trading activities increased 26% on stronger equity trading results reflecting favorable volatility, partially offset by lower foreign exchange (FX) trading Wells Fargo 2Q18 Supplement 29

Noninterest expense analysis (reference for slides 14-15) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 2Q18 Supplement 30

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Total equity		$	**206.1**	205.9	208.1	206.6	205.9
Adjustments:							
Preferred stock			**(25.7)**	(26.2)	(25.4)	(25.6)	(25.8)
Additional paid-in capital on ESOP preferred stock			**(0.1)**	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			**2.0**	2.6	1.7	1.9	2.1
Noncontrolling interests			**(0.9)**	(1.0)	(1.1)	(0.9)	(0.9)
Total common stockholders' equity			**181.4**	181.2	183.2	181.9	181.2
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.6)	(26.6)	(26.6)
Certain identifiable intangible assets (other than MSRs)			**(1.1)**	(1.4)	(1.6)	(1.9)	(2.1)
Other assets (2)			**(2.2)**	(2.4)	(2.2)	(2.3)	(2.2)
Applicable deferred taxes (3)			**0.9**	0.9	1.0	1.6	1.6
Investment in certain subsidiaries and other			**0.4**	0.4	0.2	(0.1)	(0.2)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**153.0**	152.3	154.0	152.6	151.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,279.7**	1,278.1	1,285.6	1,292.8	1,310.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		**12.0%**	11.9	12.0	11.8	11.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2018, and December 31, September 30 and June 30, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's June 30, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo 2Q18 Supplement 31

Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Jun 30, 2018 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 4,792 Average total equity 206,067 Adjustments: Preferred stock (26,021) Additional paid-in capital on ESOP preferred stock (129) Unearned ESOP shares 2,348 Noncontrolling interests (919) Average common stockholders’ equity (B) 181,346 Adjustments: Goodwill (26,444) Certain identifiable intangible assets (other than MSRs) (1,223) Other assets (2) (2,271) Applicable deferred taxes (3) 889 Average tangible common equity (C) $ 152,297 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 10.60 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 12.62 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end. Wells Fargo 2Q18 Supplement 32

Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our second quarter 2018 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 33 of the press release announcing our 2Q18 results for additional information regarding the purchased credit-impaired loans. Wells Fargo 2Q18 Supplement 33